Exhibit 12

          Statement of computation of ratios.
     238

Statements re: Computation of Ratios
Item 1(l) Business - Statistical Disclosure VI. Return on Equity and Assets
Brenton Banks, Inc.

(Dollars in thousands)

December 31,                                1999         1998         1997


   Return on average total assets:
      Net income (before deduction
        of minority interest)        $    17,204       21,071       18,753
      * divided by *
      Average assets                 $ 1,943,826    1,780,120    1,649,469

      Ratio                                 0.89%        1.18%        1.14%

   Return on average common
      stockholders' equity:
      Net income                     $    16,560       20,351       18,010
      * divided by *
      Average common stockholders'
         equity                      $   134,136      132,422      124,491

      Ratio                                12.35%       15.37%       14.47%

Return on average common
      stockholders' equity excluding
      unrealized gains (losses) on
      assets available for sale:
      Net income                     $    16,560       20,351       18,010
      * divided by *
      Average common stockholders'
         equity excluding unrealized
         gains (losses) on assets
         available for sale              134,569      129,055      122,685

      Ratio                                12.31%       15.77%       14.68%

   Common dividend payout ratio:
      Cash dividends per share       $     0.346        0.317        0.225
      * divided by *
      Net income per share-diluted   $      0.80         0.96         0.83

      Ratio                                43.25%       33.02%       27.11%

     239

Statements re: Computation of Ratios
Item 1(l) Business - Statistical Disclosure VI. Return on Equity and Assets
Brenton Banks, Inc.

(Dollars in thousands)

December 31,                                1999         1998         1997


   Average equity to average
     assets:
      Average equity                 $   134,136      132,422      124,491
      * divided by *
      Average assets                 $ 1,943,826    1,780,120    1,649,469

      Ratio                                 6.90%        7.44%        7.55%

   Equity to assets ratio:
      Common stockholders' equity
        excluding unrealized gains
        (losses) on assets available
        for sale                     $   137,568      131,891      126,159
      * divided by *
      Total assets excluding
        unrealized gains (losses) on
        assets available for sale    $ 1,991,090    1,936,238    1,715,264

      Ratio                                 6.91%        6.81%        7.36%

   Tier 1 leverage capital ratio:
      Common stockholders' equity
        excluding unrealized gains
        (losses) on assets available
        for sale                     $   137,568      131,891      126,159
      Minority interest                    4,608        4,913        4,859
      Less: intangibles                   (6,984)      (1,970)      (2,087)
      Less: minimum MSR's to be
        Deducted                               0         (388)         ---
      Tier 1 capital                 $   135,192      134,446      128,931
      * divided by *
       Quarterly average total
         assets excluding unrealized
         gains (losses) on assets
         available for sale            1,994,057    1,878,074    1,692,176
      Less: intangibles                   (6,984)      (1,970)      (2,087)
      Less: minimum MRS's to be
        Deducted                               0         (388)         ---
      Tier 1 assets                  $ 1,987,073    1,875,716    1,690,089

      Ratio                                 6.80%        7.17%        7.63%

     240

Statements re: Computation of Ratios
Item 1(l) Business - Statistical Disclosure VI. Return on Equity and Assets
Brenton Banks, Inc.

(Dollars in thousands)

December 31,                                1999         1998         1997


Net Noninterest Margin:
      Noninterest income             $    29,794       33,358       27,506
      Less: Securities gains
        (losses)                             216          665          494
      Less: Noninterest expense           65,374       61,392       57,699
      Net noninterest income         $   (35,796)     (28,699)     (30,687)
      * divided by *
      Year-to-date average assets    $ 1,943,826    1,780,120    1,649,469

      Ratio                                -1.84%       -1.61%       -1.86%

Efficiency Ratio:
      Noninterest expense            $    65,374       61,392       57,699
      * divided by *
      Noninterest income                  29,794       33,358       27,506
      Less: Securities gains
        (losses)                             216          665          494
      Less: Loan gains (losses)                7           81           78
      T.E. net interest income            66,575       65,279       63,701
      Subtotal                            96,146       97,891       90,635

      Ratio                                67.99%       62.71%       63.66%

     241